Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (as it may be amended from time to time, this “Agreement”), is entered into as of March 19, 2004 by Electric City Corp., a Delaware corporation (the “Company”), and the purchasers whose names appear on the signature pages of this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

W I T N E S S E T H:

     WHEREAS, the Company desires to sell and issue to the Purchasers shares of its Common Stock and warrants to purchase shares of its Common Stock, all as more fully described herein; and

     WHEREAS, each Purchaser desires to purchase such securities from the Company in the amounts and for the purchase price and otherwise on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1 — DEFINITIONS

     1.1 The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

     “Affiliate” means, as applied to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     “Agreement” shall have the meaning set forth in the preamble of this Agreement.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Chicago are authorized or required by law or executive order to close.

     “Certificate of Designations” means, with respect to any series of preferred stock of the Company, the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof for such series of preferred stock.

     “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended or restated from time to time.

     “Closing” shall have the meaning set forth in Section 2.3 hereof.

     “Closing Date” shall have the meaning set forth in Section 2.3 hereof.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Commission” means the United States Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act or the Exchange Act.

     “Commission Documents” shall have the meaning set forth in Section 4.2(f) hereof.

     “Common Shares” means the shares of Common Stock to be issued by the Company to the Purchasers hereunder (excluding any shares of Common Stock which may be issued pursuant to exercise of the Common Stock Warrants).

     “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

     “Common Stock Warrants” means the warrants to purchase Common Stock to be issued by the Company to the Purchasers pursuant to this Agreement, as evidenced by Warrant Certificates.

     “Company” shall have the meaning set forth in the preamble of this Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     “Governmental Authority” means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     “Investor Rights Agreement” means that certain Investor Rights Agreement dated as of July 31, 2001, by and among the Company and the other parties thereto, as amended, restated, modified or supplemented and in effect from time to time.

     “Issuable Warrant Shares” means, as of any date of determination thereof, the unissued shares of Common Stock which the Purchasers then have the right to acquire from the Company pursuant to exercise of the Common Stock Warrants.

     “Issued Warrant Shares” means, as of any date of determination thereof, all shares of Common Stock which the Purchasers then hold pursuant to having exercised the Common Stock Warrants in whole or in part.

     “MSDW” shall mean Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation.

     “MSDW/OIP Agreement” shall mean that certain Securities Purchase Agreement dated as of March 19, 2004 by and among the Purchasers, MSDW and OIP, as it may be amended from time to time.

     “Officer’s Certificate” means a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer.

     “OIP” shall mean Originators Investment Plan, L.P., a Delaware limited partnership.

     “Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     “Placement Agent” means Morgan Keegan & Company, Inc.

     “Purchasers” shall have the meaning set forth in the preamble of this Agreement. “Purchaser” shall mean one of the Purchasers, as applicable in the context.

     “Registration Statement” shall have the meaning set forth in Section 5.1(a) hereof.

     “Regulatory Approvals” means (i) any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances, exemptions, declarations, or clearances from, or filings or registrations with, or reports or notices to, any Governmental Authority, and (ii) any and all waiting periods imposed by applicable laws.

     “Securities” means the Common Shares and the Common Stock Warrants which are issued and sold by the Company to the Purchasers under this Agreement.

     “Securities Act” means the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

     “Target Deadline” shall have the meaning set forth in Section 5.1(a) hereof.

     “Taxes” means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and, in the case of the Company and its Subsidiaries, Taxes for which the Company or any of its Subsidiaries may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law).

     “Transaction Documents” means this Agreement, the Warrant Certificates and each other instrument, document or agreement to which the Company and any Purchaser is a party or which is executed or delivered by the Company in connection with consummation of the Transactions, as amended, modified or supplemented and in effect from time to time.

     “Transactions” shall have the meaning set forth in Section 3.1(b).

     “Warrant Certificate” means a warrant certificate evidencing Common Stock Warrants, duly executed and delivered by the Company pursuant to this Agreement, and any replacement certificate issued by the Company in respect thereof pursuant to partial exercise, transfer, loss or mutilation of such warrant certificate, as such original or replacement certificate may be amended and in effect from time to time.

     “Warrant Shares” means, as of any date of determination thereof, collectively, all Issued Warrant Shares and all Issuable Warrant Shares.

ARTICLE 2 – ISSUE, PURCHASE AND SALE OF SECURITIES

     2.1 Authorization of Issuance of Securities. The Company has authorized the initial issuance of up to 5,000,000 shares of Common Stock and up to 1,750,000 Common Stock Warrants on and subject to the terms and conditions of this Agreement and has reserved out of its authorized and unissued Common Stock for the purpose of effecting the exercise of the Common Stock Warrants, up to 1,750,000 shares of Common Stock.

     2.2 Purchase and Sale of Securities. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Purchaser, and each Purchaser severally for itself only agrees to purchase from the Company, at the Closing, the number of shares of Common Stock and Common Stock Warrants, for the aggregate purchase price, set forth opposite such Purchaser’s name on Schedule I hereto. The obligations of each party to close hereunder shall be conditioned upon closing hereunder by all Purchasers and the Company on the Closing Date and in the event that any party shall not close as contemplated hereby no other party shall be obligated to proceed with closing hereunder, without prejudice to any rights which the other parties may have against such non-closing party.

     2.3 Closing. Subject to the satisfaction or waiver of the conditions to closing set forth in Article 3, the closing of the purchase and sale of the Securities (the “Closing”) shall take place at 10:00 a.m. Central Time within three Business Days of the date hereof (the “Closing Date”), at the offices of the Placement Agent, or at such other date, time and/or location as is mutually agreed upon by the Company and the Purchasers.

ARTICLE 3 — CLOSING

     3.1 Purchasers’ Conditions to Closing. Each Purchaser’s obligation to purchase and pay for the Securities to be purchased by such Purchaser at the Closing is subject to the satisfaction (or waiver by such Purchaser), on or before the Closing Date, of each of the following conditions:

     (a) Receipt of Securities. Such Purchaser shall have received delivery of the stock certificates and Warrant Certificates evidencing the Securities to be issued to such Purchaser in accordance with Section 3.4;

     (b) No Litigation; No Order. No action, suit or proceeding relating to the transactions contemplated by this Agreement (the “Transactions”) shall be pending that seeks to restrain or prevent any of the Transactions, and no order (including, without limitation, a temporary restraining order), decree, writ, judgment or injunction shall be in effect that restrains, enjoins or prevents the consummation of the Transactions;

     (c) Proceedings. On or prior to the Closing Date, all corporate and other proceedings required to be taken under applicable laws, rules and all regulations and all rules of The American Stock Exchange in connection with the Transactions shall have been taken and all filings and documents incident thereto shall be reasonably satisfactory in form and substance to such Purchaser;

     (d) Representations and Warranties. The Company’s representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));

     (e) Compliance with this Agreement. The Company shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date;

     (f) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Securities and the consummation of the Transactions shall not be prohibited by any applicable law, governmental regulation or rules of AMEX;

     (g) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder) in connection with the consummation of the Transactions shall have been obtained or made and be in full force and effect;

     (h) MSDW/OIP Agreement. The closing of the transactions contemplated by the MSDW/OIP Agreement shall occur simultaneously with the Closing;

     (i) Average Closing Price. The volume weighted average closing price of the Common Stock as quoted on the American Stock Exchange for the five (5) consecutive trading days immediately preceding the Closing Date shall be greater than or equal to $1.90;

     (j) Closing Deliveries. The Company shall have delivered the Closing Deliveries in accordance with Section 3.4;

     (k) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Securities by such Purchaser and the consummation of the Transactions (i) shall not be prohibited by any applicable law, governmental regulation or rules of AMEX, and (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; and

     (l) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder) and the consummation of the Transactions shall have been obtained or made and be in full force and effect. The Company shall have provided the Purchasers with copies of the consents obtained from the Company’s preferred stockholders, CIT Capital Securities, Inc., Laurus Master Fund, Ltd. and Munder Power Plus Fund, a series of the Munder Series Trust.

     (m) Costs and Expenses. The Company shall have paid (or reimbursed the Purchasers for) the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Purchasers in connection with the negotiation of the Transaction Documents and the Closing of the Transactions; provided that the Company shall not be obligated to pay more than $15,000 in the aggregate against all such costs and expenses incurred.

     3.2 Company Conditions to Closing. The Company’s obligation to issue and sell the Securities to each Purchaser at the Closing is subject to the satisfaction (or waiver by the Company), on or before the Closing Date, of each of the following conditions:

     (a) Receipt of Purchase Price. The Company shall have received from such Purchaser payment of the purchase price payable by such Purchaser by wire transfer of immediately available funds to the account specified on Annex III hereto;

     (b) No Litigation; No Order. No action, suit or proceeding relating to the Transactions shall be pending that in the reasonable good faith judgment of the Company seeks to restrain or prevent any of the Transactions and has a reasonable probability of success;

     (c) Representations and Warranties. Such Purchaser’s representations and warranties set forth in this Agreement shall have been true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) when made and shall continue to be true and correct in all material respects on the Closing Date (except, in either case, to the extent that any of such representations and warranties are specifically made as of a date prior to the date of this Agreement, in which case such representations and warranties shall have been true and correct as of the applicable earlier date(s));

     (d) Compliance with this Agreement. Such Purchaser shall have performed and complied with all of the covenants, agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date;

     (e) Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Securities by such Purchaser and the consummation of the Transactions (i) shall not be prohibited by any applicable law, governmental regulation or rules of AMEX, and (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; and

     (f) Consents and Approvals. All consents, waivers, approvals, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority, self-regulatory agency and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement (including, without limitation, the issuance of the Securities contemplated hereunder) and the consummation of the Transactions shall have been obtained or made and be in full force and effect.

     3.3 Closing Deliveries by Each Purchaser. At the Closing, each Purchaser, severally for itself only, shall deliver to the Company the following:

     (a) the purchase price for the Securities being purchased by such Purchaser, as set forth on Schedule I hereto, by wire transfer of immediately available funds to an account designated by the Company set forth on Annex III hereto, which funds will be delivered to the Company in consideration of the Securities issued to such Purchaser at the Closing;

     (b) an executed Investor Questionnaire in the form attached as Annex I hereto;

     (c) an executed representation letter in acceptable form if the Purchaser is acting on behalf of a managed account in the purchase of any Securities; and

     (d) a completed Selling Stockholder Questionnaire for such Purchaser in the form attached as Annex II hereto.

     3.4 Closing Deliveries by the Company. At the Closing, the Company shall deliver to each Purchaser which has complied with its obligations under Sections 3.2 and 3.3:

     (a) one or more stock certificates representing the Common Shares being purchased by such Purchaser, registered in the name of such Purchaser or its nominee(s), as such Purchaser has specified in writing to the Company prior to the Closing;

     (b) one or more Warrant Certificates representing the Common Stock Warrants being purchased by such Purchaser, registered in the name of such Purchaser or its nominee(s), as such Purchaser has specified in writing to the Company prior to the Closing;

     (c) Officer’s Certificate. A certificate, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying that the conditions set forth in Sections 3.1(d) and 3.1(e) hereof have been satisfied on and as of such date;

     (d) Secretary’s Certificate. A certificate, dated the Closing Date and signed by the Secretary of the Company, certifying as to the Company’s Certificate of Incorporation, Bylaws, resolutions of the Board of Directors, good standing, and incumbency; and

     (e) an opinion of counsel, dated the Closing Date, from outside counsel to the Company, in substantially the form attached as Annex II hereto.

ARTICLE 4 — REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

     4.1 Purchaser Representations, Warranties and Covenants. Each Purchaser, severally as to itself only and not jointly as to any other Purchaser, hereby represents and warrants to the Company, and agrees with the Company, as follows:

     (a) Such Purchaser has received or given access to and reviewed copies of the following:

     (i) the Company’s annual report on Form 10-KSB for the year ended December 31, 2002 filed with the Commission on March 31, 2003;

     (ii) the Company’s quarterly report on Form 10-QSB for the period ended March 31, 2003 filed with the Commission on May 15, 2003;

     (iii) the Company’s current report on Form 8-K dated June 3, 2003 filed with the Commission on June 5, 2003;

     (iv) the Company’s current report on Form 8-K dated June 27, 2003 filed with the Commission on July 2, 2003;

     (v) the Company’s quarterly report on Form 10-QSB for the period ended June 30, 2003 filed with the Commission on August 14, 2003;

     (vi) the Company’s current report on Form 8-K dated September 11, 2003 filed with the Commission on September 16, 2003;

     (vii) the Company’s proxy statement for annual meeting of stockholders to be held on September 24, 2003, mailed to stockholders on August 29, 2003 and filed with the Commission on August 29, 2003;

     (viii) the Company’s registration statement on Form SB-2 filed with the Commission on October 20, 2003, as amended by the first amendment thereto filed with the Commission on November 14, 2003 and as amended by the second amendment thereto filed with the Commission on February 19, 2004; and

     (ix) the Company’s quarterly report on Form 10-QSB for the period ended September 30, 2003 filed with the Commission on November 13, 2003; and

     (x) the Company’s audited balanced sheet as of the year ending December 31, 2003, and the related statements of income and cash flow (the “2003 Audited Financial Statements”).

Such Purchaser understands that no Person has been authorized to give any information or to make any representations for or on behalf of the Company other than as set forth in the Commission Documents or in this Agreement, and each Purchaser represents and agrees that it has not relied on any such other information or representations in making a decision to purchase the Securities which such Purchaser agrees to purchase hereunder. Such Purchaser represents to the Company that such Purchaser has had access to such financial and other information and has had the opportunity to ask questions and receive answers as it deemed necessary in respect of the decision to purchase the Securities it is purchasing hereunder, and has consulted with its own advisors concerning the proposed investment in the Company. Such Purchaser understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption “RISK FACTORS” in the Company’s registration statements referred to in clause (vii) above.

     (b) Such Purchaser represents that it (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) is a sophisticated investor and an “accredited investor” as defined in Rule 501 under the Securities Act, as certified by such Purchaser pursuant to the Investor Questionnaire in the form attached hereto as Annex I which such Purchaser has completed and delivered to the Company. Such Purchaser further represents that it (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision with respect thereto, and can bear the economic risk of loss of the entire investment in the Securities being purchased.

     (c) Such Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investigation and its investment decision (i) such Purchaser has not relied on any representation by or on behalf of the Company not set forth in the Commission Documents or in this Agreement, (ii) such Purchaser has not relied on any representation made by the Placement Agent or any Person affiliated with the Placement Agent, and (iii) such Purchaser has not relied on the fact that any other Person has decided to invest in the Securities or in capital stock of the Company.

     (d) Such Purchaser understands and expressly acknowledges and agrees that none of the Securities have been registered under the Securities Act, or qualified under any applicable securities laws of any State of the United States (“Applicable State Law”) and therefore the Securities may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, directly or indirectly, unless subsequently registered or qualified under the Securities Act and under Applicable State Law or unless an exemption from the registration requirements of the Securities Act and Applicable State Law is available and an opinion of counsel indicates that such an exemption is available, in each case to the extent permitted by the terms of this Agreement.

     (e) Such Purchaser understands and agrees that all certificates representing the Securities shall bear a legend which will be substantially in the form of the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (“APPLICABLE STATE LAW”). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT THERE IS AN EXEMPTION FROM REGISTRATION.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holders of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel acceptable to the Company, in an acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

     (f) Such Purchaser (or, if applicable, each managed account on whose behalf Securities are being purchased by such Purchaser) will acquire the Securities pursuant to this Agreement for its own account for investment and not with a view to, or in connection with, the resale or distribution thereof or in any arrangement or understanding with any other persons regarding the distribution of such Securities in violation of the Securities Act. Such Purchaser hereby covenants and agrees to execute a lockup agreement, containing a one hundred eighty (180) day restriction on the sale of any Securities, and other standard terms and conditions, with any requesting underwriter participating in a primary offering (as defined in Section 5.4 below). The foregoing obligation shall apply only if all officers and directors of the Company and all significant equity holders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. If any Person, including any officer or director of the Company and any equity holder of the Company, is released from its obligations under the lockup agreement or such similar arrangements, all such Purchaser shall be released from such obligations.

     (g) Except as otherwise permitted by Rule 144, such Purchaser hereby covenants and agrees with the Company not to make any sale of any Registrable Securities without causing the prospectus delivery requirement under the Securities Act to be satisfied or otherwise complying with the Securities Act, and such Purchaser acknowledges and agrees that the Registrable Securities are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by

     (i) a separate certificate in acceptable form executed by an officer of, or other authorized person designated by, such Purchaser to the effect that (1) such Registrable Securities have been sold in accordance with a registration statement pursuant to Section 5.1 or Section 5.4 hereof and the requirement of delivering a current prospectus has been satisfied; or

     (ii) an opinion of counsel reasonably satisfactory to the Company stating that registration is not required under the Securities Act.

     (h) Such Purchaser acknowledges that there may be times when the Company may temporarily suspend the use of the prospectus forming a part of the Registration Statement in the circumstances, and subject to the limitations, set forth in Section 5.5(c) below. Such Purchaser hereby covenants and agrees that it will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives such Purchaser written notice of the suspension of the use of said prospectus in accordance with Section 5.5 and ending the date on which the Company gives such Purchaser written notice that such Purchaser may thereafter effect sales pursuant to said prospectus.

     (i) Such Purchaser understands that nothing in the Commission Documents, this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice, other than the opinion of counsel delivered pursuant to Section 3.4(d). Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

     (j) Such Purchaser understands that the Securities (including the Issuable Warrant Shares) are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and Applicable State Law and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

     (k) the execution and delivery of this Agreement by such Purchaser and the performance of this Agreement and the consummation by such Purchaser or its advisory clients, as the case may be, of the Transactions have been duly authorized by all necessary action of such Purchaser’s directors and stockholders (if a corporation), partners (if a partnership) or members and managers (if a limited liability company) and, if applicable, such Purchaser’s advisory clients; and this Agreement, when duly executed and delivered by such Purchaser, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against such Purchaser or any of its advisory clients, as the case may be; except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) the indemnification provisions of Section 5.7.

     (l) Such Purchaser represents that:

     (i) If such Purchaser is a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority to perform its obligations under this Agreement. If such Purchaser is a limited liability company, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with all requisite power and authority to perform its obligations under this Agreement. The person executing this Agreement on behalf of such Purchaser is authorized to act for such Purchaser in purchasing the Securities.

     (ii) If such Purchaser is a corporation acting in an advisory capacity, it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement. If such Purchaser is a limited liability company acting in an advisory capacity, it is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with full power and authority (limited liability company and other) to act on behalf of its advisory clients under this Agreement.

     (iii) If such Purchaser is a trust, the trustee thereunder has been duly appointed as trustee of such Purchaser with full power and authority to act on behalf of such Purchaser and to perform the obligations of such Purchaser under this Agreement. Furthermore, the trustee under such trust has independently determined that the purchase of the Securities to be purchased by such Purchaser is a suitable investment for such trust as authorized by the terms thereof and applicable laws and regulations.

     (iv) If such Purchaser is a limited partnership, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to perform its obligations under this Agreement.

     (v) If such Purchaser is a limited partnership acting in an advisory capacity, it is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to act on behalf of its advisory clients under this Agreement.

     (vi) If such Purchaser is a corporation, limited liability company, partnership, trust or other form of business entity, the execution and delivery of this Agreement by such Purchaser will not contravene or result in a default under any provision of existing law or regulation to which such Purchaser is subject, the provisions of its trust instrument, charter, by-laws or other governing documents or any indenture, mortgage or other agreement or instrument to which it is a party or by which it is bound and does not require on its part any approval, authorization, license or filing from or with any foreign, federal, state or municipal board or agency which has not been obtained or duly made.

     (vii) If such Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.

     (m) Such Purchaser agrees to complete and execute and return to the Company

     (i) the Investor Questionnaire in the form of Annex I to this Agreement representing that such Purchaser is investing in Securities as an “accredited investor;”

     (ii) if such Purchaser is acting on behalf of a managed account in the purchase of any Securities, an acceptable representation letter; and

     (iii) the Selling Stockholder Questionnaire in the form of Annex II to this Agreement,

in each case together with an executed signature page to this Agreement. Such Purchaser represents and warrants that the answers to each of the foregoing are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement. Notwithstanding the foregoing, from the effective date of the Registration Statement through the date that the Registration Statement is no longer effective, each Purchaser agrees to promptly notify the Company if at any time the information contained in the documents delivered by or on behalf of such Purchaser pursuant to this Agreement becomes untrue or incorrect in any manner and shall promptly provide the Company with corrected information. Such Purchaser further represents and warrants that it is not purchasing any Securities on behalf of any managed account other than as listed in the Managed Account Representation Letter.

     (n) Such Purchaser represents that it has not entered into any contracts, arrangements, understandings or relationships (written or otherwise) with any other Person or Persons (other than the Company or a limited partner/member of such Purchaser, which in any case shall not violate any securities laws) with respect to any securities of the Company (including but not limited to transfer or voting of any of the securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies) or the operations, management or control of the Company; such Purchaser is not bound together, under common control with, in a common enterprise with, or otherwise acting in concert with, any other Person or Persons (other than a limited partner/member of such Purchaser, which in any case shall not violate any securities laws) in connection with the Transactions; and such Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another Person voting power or investment power over such securities.

     (o) Such Purchaser represents, for itself, that as of the date hereof, such Purchaser does not beneficially own any shares of Common Stock.

     (p) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required for such Purchaser to enter into this Agreement or otherwise purchase the Securities to be purchased by such Purchaser.

     (q) Without limiting the provisions of any confidentiality agreement entered into between such Purchaser and the Company, such Purchaser agrees that, without the Company’s prior written consent, it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company in connection with the Transactions which information the Company has identified in writing to the Purchasers to be confidential, unless such information is known, or until such information becomes known, by the public through no fault of such Purchaser.

     (r) Upon reasonable request from the Company, such Purchaser shall provide the Company with such other information, documents and certifications that the Company shall require to verify the information provided by such Purchaser in connection with the offer and sale of the Securities to such Purchaser hereunder and in connection with the registration of the Registrable Securities pursuant to Section 5.1 and/or Section 5.4 hereof.

     (s) The residence or principal place of business of such Purchaser is set forth on the signature page to this Agreement and the offer and sale of the Securities to such Purchaser was made solely in that state.

     (t) Such Purchaser understands and acknowledges that the Company intends to use some or all of the proceeds from the sale of the Securities to redeem some (but not all) of the outstanding shares of the Company’s Series A Convertible Preferred Stock, Series C Convertible Preferred Stock and/or Series D Convertible Preferred Stock.

     4.2 Company Representations, Warranties and Covenants. The Company hereby represents and warrants to each Purchaser, and agrees with each Purchaser, as follows:

     (a) The Company and each of its subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a material adverse effect, with the requisite power and authority to perform its obligations under this Agreement, to consummate the Transactions and to conduct its business as currently conducted.

     (b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company; and this Agreement, when duly executed and delivered by such Purchaser and the Company, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) the indemnification provisions of Section 5.7.

     (c) The Common Shares and the shares of Common Stock issued pursuant to the MSDW/OIP Agreement are duly authorized and, when issued hereunder, will be validly issued, fully paid and nonassessable and free of all liens, encumbrances and restrictions imposed by law (other than restrictions upon transfer imposed generally by applicable securities laws), any agreement or by the Company and subject to no preemptive rights, co-sale rights, rights of first refusal or similar rights in favor of other Persons which have not been waived. Assuming the accuracy of the representations of such Purchaser in this Agreement, the Common Shares issuable hereunder will be issued in compliance with all applicable federal and state securities laws. The shares of Common Stock issuable upon the exercise of the Common Stock Warrants are duly authorized and reserved for issuance, and, when issued upon such exercise, will be validly issued, fully paid and nonassessable, and free of all liens, encumbrances and restrictions imposed by law (other than restrictions upon transfer imposed generally by applicable securities laws), any agreement or by the Company and subject to no preemptive rights, co-sale rights, rights of first refusal or similar rights in favor of other Persons which have not been waived. Assuming the accuracy of the representations of such Purchaser in this Agreement, when such shares of Common Stock are issued, such shares will be issued in compliance with all applicable federal and state securities laws. The Company has reserved for issuance 1,750,000 shares of Common Stock issuable upon exercise of the Common Stock Warrants.

     (d) As of the date hereof, the Company has authorized 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, the Company has 34,922,021 issued and outstanding shares of Common Stock, 2,351,589 issued and outstanding shares of Series A Convertible Preferred Stock, 233,613 issued and outstanding shares of Series C Convertible Preferred Stock and 157,769 issued and outstanding shares of Series D Convertible Preferred Stock. Other than the securities described in this Section 4.2(d) and the options, rights and warrants to purchase up to 20,017,048 shares of Common Stock and warrants to purchase up to 375,000 shares of Series D Preferred Stock, the Company does not have any other securities or rights to purchase its securities outstanding.

     (e) The execution and delivery of this Agreement, the consummation by the Company of the Transactions on its part herein contemplated and the compliance by the Company with the terms hereof do not (i) violate the Certificate of Incorporation (as amended to date) of the Company, including the Certificates of Designations of the Series A, Series C and Series D Preferred Stock of the Company, or the By-Laws (as amended to date) of the Company, or (ii) violate any of the terms or provisions of, or constitute a default under or give a right of termination of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a material violation of any applicable law, statute or any order, judgment, decree, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and (iv) no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Authority is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Securities or any Warrant Shares or the consummation by the Company of the other transactions on its part contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Federal securities law or Applicable State Law, American Stock Exchange listing requirements or with respect to requirements applicable to such Purchaser. The Company has obtained all consents, approvals, waivers of rights and other authorizations from securityholders of the Company necessary to the consummation of the transactions contemplated by the MSDW/OIP Agreement.

     (f) Since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “Commission Documents”). As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the Commission Documents, except that the Company’s filing of the pro forma financial information which is set forth in the Company’s current report on Form 8-K filed on July 2, 2003 was not timely filed within 15 days after the Company’s sale of the assets of Switchboard Apparatus, Inc. Each Commission Document does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made not misleading. The Commission Documents, including the financial statements, when they were filed with the Commission, conformed in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, except that the Company’s filing of the pro forma financial information which is set forth in the Company’s current report on Form 8-K filed on July 4, 2003 was not timely filed within 15 days after the Company’s sale of the assets of Switchboard Apparatus, Inc. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof or the Closing Date and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound which has not been previously filed as an exhibit to the Company’s reports filed or made with the Commission under the Exchange Act. The Company meets the requirements for use of Form SB-2 for registration of the resale of Registrable Securities.

     (g) Since December 31, 2002, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

     (h) Neither the Company nor any of its Subsidiaries is in violation of, or in default under, nor has there been any waiver given with respect to, any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, law, regulation, judgment, decree, order, writ, or injunction applicable to it, such that such violations and defaults in the aggregate could reasonably be expected to result in any material adverse change in the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform in any material respect its obligations under this Agreement. All Regulatory Approvals required by the Company and its Subsidiaries to conduct their respective business as now conducted by them have been obtained and are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms and requirements of such Regulatory Approvals. Since December 31, 2002, none of the Company or any of its Subsidiaries has received any written notice or other written communication from any Governmental Entity regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Regulatory Approval, (ii) any violation of any law by the Company or any of its Subsidiaries, or (iii) any other limitations on the conduct of business by the Company or any of its Subsidiaries.

     (i) The Company has good and marketable fee simple title to the assets reflected on the balance sheet set forth in the 2003 Audited Financial Statements (the “Assets”). Except as set forth in Schedule 4.2(i), none of the Assets is subject to any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof and have not arisen other than in the ordinary course of business. There are no pending or threatened condemnation proceedings relating to any of the facilities of the Company. The real property improvements (including leasehold improvements) and fixtures and equipment of the Company are adequately insured and are structurally sound with no known material defects. The facilities, fixtures and equipment of the Company are in good operating condition and repair (except for ordinary wear and tear and any defect for which the cost of repairing would not be material), are sufficient for the operation of the Company’s business as presently conducted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a material adverse effect on the business or financial condition of the Company. The Assets are valued on the Company’s books at or below actual cost less an adequate and proper depreciation charge. The Company has not depreciated any of the Assets on an accelerated basis or in any other manner inconsistent with applicable Internal Revenue Service tax and fiscal guidelines, if any.

     (j) Except as disclosed on Schedule 4.2(j), there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that (a) seeks to enjoin or otherwise prevent the consummation of the sale or issuance of the Securities or (b) materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the assets, business, properties, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which reasonably could be expected to, either individually or collectively, materially and adversely affect the business, property, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     (k) The Company maintains or is covered by valid policies of workers’ compensation insurance, product liability insurance, and of insurance with respect to its properties and business. The Company currently maintains in full force insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts, with such deductibles and with such insurance companies as are customary for other companies engaged in similar lines of business. The Company currently maintains key man life insurance for John Mitola in the amount of $5,000,000, which is and will remain in full force and effect through December 31, 2005.

     (l) Except as set forth on Schedule 4.2(l), neither the Company nor any of its Subsidiaries is directly or indirectly a party to or otherwise involved in any transaction including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate. The Company has delivered to the Purchasers copies of all agreements and documents related to all transactions listed on Schedule 4.2(l).

     (m) The Company and each of its Subsidiaries has timely filed (or caused to be filed) all Tax Returns that are required to be filed by (or with respect to) it on or before the date hereof and has paid all Taxes due on or before the date hereof whether or not reflected on such Tax Returns, including pursuant to any assessment received by it. All such Tax Returns were true, correct and complete in all material respects. None of such Tax Returns has been audited by the relevant taxing authority, and no taxing authority has notified (or threatened) the Company or any of its Subsidiaries, orally or in writing, that such taxing authority will or may audit any such return. The Company and its Subsidiaries have complied with all requirements of the Code, the Treasury Regulations and any state, local or foreign law relating to the payment and withholding of Taxes relating to them, and the Company and each of its Subsidiaries have, within the time and in the manner prescribed by applicable law, paid over to the proper taxing authorities all amounts required to be so withheld and paid over relating to them. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes or other governmental charges are adequate to cover any liability of the Company and its Subsidiaries for Taxes through the date hereof. There are no liens for Taxes with respect to any asset of the

Company or any of its Subsidiaries, except for liens with respect to Taxes that are not yet due and payable. No taxing authority in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file tax returns has made a claim, assertion or threat that the Company or any of its Subsidiaries is or may be subject to taxation in such jurisdiction.

     (n) The offer, sale and issuance of the Securities are exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person so as to bring the offering and sale of such Securities by the Company within the registration provisions of the Securities Act. The Company has filed all notices and satisfied all registration or qualification requirements of any state securities or Blue Sky law of any applicable jurisdiction with respect to the offer, issuance and sale of the Securities.

     (o) The net proceeds of the sale of the Securities will be used by the Company to redeem certain shares of the Company’s outstanding preferred stock and for other general corporate purposes.

     (p) Schedule 4.2(p) lists all agreements with any Person in which the Company has granted registration rights with respect to its capital stock. Schedule 4.2(p) lists all agreements, arrangements or understandings between the Company and one or more stockholders of the Company relating to the transfer of any class of securities of the Company (including, without limitation, tag-along rights, drag-along rights, rights of first offer or any similar rights or obligations) or voting of any class of securities of the Company. All holders of piggyback registration rights which otherwise would apply with respect to the Registration Statement (as defined in Section 5.1 below) have waived such rights with respect to the registration of the Registrable Securities (as defined in Section 5.1 below).

     4.3 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities and the payment therefore.

ARTICLE 5 — REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT

     5.1 Required Registration. The Company shall:

     (a) Subject to Section 5.2 below, use commercially reasonable efforts, subject to receipt of all necessary information from the Purchaser, to prepare and file with the Commission within 45 days of the Closing Date (the “Target Deadline”) a registration statement (the “Registration Statement”) covering the resale of the Common Shares, the shares of Common Stock to be acquired by the Purchasers pursuant to the MSDW/OIP Agreement (the “MSDW Shares”) and the Warrant Shares (collectively, the “Registrable Securities”) by the Purchasers from time to time through the American Stock Exchange, the over-the-counter market or in privately-negotiated transactions or otherwise.

     (b) Subject to the provisions of Section 5.2 below, use commercially reasonable efforts, subject to receipt of all necessary information from the Purchasers, to cause the Registration Statement to be declared effective as promptly as practicable after filing thereof, but in no event later than the date which is 120 days after the Closing Date (the “Effectiveness Deadline”).

     (c) Use its reasonable commercial efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of the date when (i) all Registrable Securities have been sold, or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Purchasers.

     (d) File documents required of the Company for customary “blue sky” clearance in states specified in writing by the Purchasers and reasonably required by the Purchasers in order to resell the Registrable Securities; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

     (e) File with the Commission in a timely manner the reports and other documents required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information so long as necessary to permit sales by the Purchasers under Rule 144 under the Securities Act), all to the extent required to enable the Purchasers to sell the Registrable Securities from time to time without registration under the Securities Act within the limitations provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission; provided, however, that nothing in this Agreement shall require the Company to file reports under the Securities Act or the Exchange Act, to register any of its securities under the Exchange Act, or to make publicly available any information concerning the Company at any time when it is not required by law or by any agreement by which it is bound to do any of the foregoing.

     (f) Subject to Section 6.1, all expenses relating to the registration and offering of the Registrable Securities pursuant to this Section 5.1 shall be borne by the Company, except that the Purchasers shall bear underwriting and selling commissions attributable to their Registrable Securities being registered and any transfer taxes on shares being sold by such Purchaser.

     5.2 Purchasers’ Cooperation. In addition to and without limitation of any other covenant, representation or warranty contained in this Agreement, each Purchaser shall:

     (a) Complete the Selling Stockholder Questionnaire related to the Registration Statement in the form attached hereto as Annex II and deliver the same to the Company promptly (and in any event within five (5) Business Days) following Closing hereunder).

     (b) Furnish to the Company, upon the Company’s request, all information regarding such Purchaser and the intended distribution of such Purchaser’s Registrable Securities included in any registration statement under Section 5.1 or Section 5.4 for the purpose of preparing such registration statement, to the extent that such information is required to comply with applicable legal requirements.

     (c) Upon the Company’s request, notify the Company of the number of Registrable Securities held by such Purchaser and the number of Registrable Securities that have been sold and remain to be sold pursuant to any registration statement under Section 5.1 or Section 5.4 on which any Registrable Securities are registered. In any event, each Purchaser shall promptly notify the Company when all registered Registrable Securities of such Purchaser have been sold.

     5.3 Transfer of Shares. Each Purchaser agrees not to effect any disposition of any Registrable Securities or the right to purchase any Registrable Securities that would constitute an offer or sale within the meaning of the Securities Act except as contemplated in Section 5.1 and Section 5.4 or pursuant to an exemption from registration under the Securities Act.

     5.4 Piggyback Registration. If at any time or times after the date hereof but prior to the fifth (5th) anniversary of the Closing hereunder, the Company shall determine or be required to register any shares of its Common Stock or other equity securities for sale under the Securities Act in exchange for cash (whether in connection with a public offering of securities by the Company (a “primary offering”), a public offering of securities by stockholders of the Company (a “secondary offering”) or both), but not in connection with a registration on Forms S-8, S-4 or other form effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable, the Company shall:

     (a) Promptly give written notice thereof to each of the Purchasers.

     (b) use commercially reasonable efforts to effect the registration under the Securities Act of any Registrable Securities (but not any other shares of Common Stock) which any Purchasers then continue to hold and request to be registered in a writing delivered to the Company within 10 days after such Purchasers’ receipt of the notice referred to above, subject to Section 5.4(c) below.

     (c) In the case of a primary offering which is the registration of shares of Common Stock by the Company in connection with an underwritten public offering, (i) the Company shall not be required to include any Registrable Securities in such underwriting unless the Purchasers which are holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by it, and (ii) if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities of the Purchasers in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company, and any amount of shares of Common Stock which the Company is obligated to include in such registration pursuant for any other Person, and the number of shares to be registered and sold by each Person (other than the Company) shall be reduced pro rata according to the relative number of fully diluted shares of Common Stock owned by such Person and all shares owned by all Persons requesting inclusion in such registration.

     (d) All expenses relating to the registration and offering of Registrable Securities pursuant to this Section 5.4 shall be borne by the Company, except that the Purchasers shall bear underwriting and selling commissions attributable to their Registrable Securities being registered, any transfer taxes on shares being sold by such Purchaser.

     5.5 Company’s Other Obligations In Respect of Registrations. In connection with any registration by the Company under this Article 5 (including the Registration Statement) of any Purchaser’s Registrable Securities :

     (a) The Company will promptly notify each Purchaser holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     (b) The Company will furnish to each Purchaser with respect to the Registrable Securities registered under such registration statement (and to each underwriter, if any, of such Registrable Securities ) such number of copies of such registration statement and any amendment or supplement thereto and of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as such Purchaser shall reasonably request.

     (c) The Company shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company may, subject to the last sentence of this Section 5.5(c), temporarily suspend the use of the prospectus forming a part of such registration statement in the event that, and during such period as, (i) the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be included or incorporated by reference in such prospectus or registration statement, and (ii) the Board of Directors of the Company determines in good faith that such disclosure would have a material adverse effect on any such confidential negotiations or other confidential business activities or would be materially detrimental to the Company. In such event, subject to the last sentence of this Section 5.5(c), the Company may suspend the use of such prospectus until such time as an amendment to such registration statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Anything herein to the contrary notwithstanding, the Company does not have the right to suspend the use of such prospectus or otherwise restrict the Purchasers’ ability to sell or otherwise transfer the Registrable Securities (or any other securities of the Company any

Purchaser holds) for a period of more than 90 days per suspension not more than twice in any twelve month period, and the Company may not exercise this right to suspend the use of such prospectus more than 180 days in any twelve-month period.

     (d) The Company will promptly inform the Purchasers when any stop order by the Commission has been issued with respect to the Registrable Securities and use commercially reasonable efforts to promptly cause such stop order to be withdrawn.

     (e) The Company will cause all Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange or market system on which the Company’s Common Stock then is listed.

     (f) The Company will take such other actions as may be reasonably necessary to effect the registration of the resale of the Registrable Securities in accordance with the terms of this Agreement, to allow such Registrable Securities to trade in the same market system or exchange where the Company’s Common Stock then trades, and to comply with all rules and regulations of the Commission applicable thereto.

     (g) The Company will obtain a “cold comfort” letter from the independent certified public accountants of the Company addressed to the holders of the Registrable Securities included in such registration and the underwriters, if any, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, also dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters as are customarily covered by such letters.

     5.6 Effect of Failure to File or Obtain Effectiveness of Registration Statement.

     (a) If the Registration Statement covering the resale of all the Registrable Securities required to be filed by the Company pursuant to this Agreement has not been filed with the Commission on or before the Target Deadline or has not been declared effective by the Commission on or before the Effectiveness Deadline (either event, a “Registration Default”), then following such Registration Default and until such Registration Default is cured by the Company filing such Registration Statement with the Commission or such Registration Statement being declared effective by the Commission, as applicable (a “Registration Cure”), the Company shall pay to each Purchaser an amount (the “Default Payment”) equal to the product of (x) one thirtieth (1/30th) of one percent (1%) of the purchase price paid by such Purchaser on the Closing Date, multiplied by (y) the number of days which elapse between the date of the Registration Default and the date of the Registration Cure (the “Registration Default Period”), provided, however, that in no event shall the payments to which a Purchaser shall be entitled pursuant to this Section 5.6 exceed five percent (5.0%) of the total purchase price paid by such Purchaser hereunder.

     (b) Notwithstanding the foregoing, if the sole reason why the Registration Statement has not been filed on or before the Target Deadline or has not become effective on or before the Effectiveness Deadline is because any of the Purchasers did not provide the Company with information which is required to be disclosed in the Registration Statement and which the Company requested such Purchaser to so provide in writing at least ten (10) days prior to the

Target Deadline or the Effectiveness Deadline, as applicable, the Target Deadline and the Effectiveness Deadline shall be extended until the later of (i) ten (10) days after the information has been provided to the Company or (ii) ten (10) days after the date which otherwise would be the Target Deadline or the Effectiveness Deadline, as applicable, and the Company’s obligation to pay the Default Payment will not begin to accrue until after the extended Target Deadline or Effectiveness Deadline, as applicable.

     (c) The Default Payment shall be paid in cash, at the end of each 30-day period following the Registration Default.

     5.7 Indemnification and Contribution.

     (a) For the purpose of this Section 5.7:

     (i) The term “Selling Shareholder” shall include a Purchaser and its officers, directors, trustees, partners and members and successors and assigns and any Person which controls the Purchaser and the officers, directors, trustees, partners and members of any such Person; and

     (ii) The term “Registration Statement” shall include (A) the Registration Statement to be filed pursuant to Section 5.1 hereof and any final prospectus, supplement or amendment included in or relating to the Registration Statement and (B) any registration statement filed pursuant to Section 5.4 and any final prospectus, supplement or amendment included in or relating to such registration statement.

     (b) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim as such expenses are incurred, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or omission made in such Registration Statement in reliance upon written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Sections 4.1, 5.2 and 5.3 hereof respecting sale of any Registrable Securities or any statement or omission in any prospectus that is corrected or made not misleading in any subsequent prospectus that was delivered to the related Purchaser prior to the pertinent sale or sales by such Purchaser.

     (c) Each Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities

Act, and each of its officers and directors who sign the Registration Statement) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Sections 4.1, 5.2 and 5.3 hereof respecting sale of any Registrable Securities , or any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser for use in preparation of such Registration Statement. Such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of such Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel (in addition to local counsel) at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties in accordance with the provisions of this Section 5.7.

     (e) If the indemnification provided for in this Section 5.7 from the indemnifying person is determined by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 5.7, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.7(e), no Purchaser shall be required to contribute any amount in excess of the dollar amount of the gross proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.8 Termination of Conditions and Obligations. The conditions precedent imposed by Article 2 or this Article 5 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     5.9 Information Available. So long as a registration statement is effective covering the resale of any Registrable Securities of a Purchaser, the Company will furnish to such Purchaser:

     (a) As soon as practicable after available (but in the case of the Company’s Annual Report on Form 10-KSB, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report on Form 10-KSB or equivalent form (which shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (ii) its quarterly reports on Form 10-QSB or equivalent form, and (iii) a full copy of the particular registration statement covering the Registrable Securities of such Purchaser which are registered thereby (the foregoing, in each case, excluding exhibits);

     (b) Upon the reasonable request of such Purchaser, any exhibits excluded by the parenthetical to clause (iii) of subparagraph (a) of this Section 5.9 and all other information that is made available to shareholders; and

     (c) Upon the reasonable request of such Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of such Purchaser, will meet with such Purchaser or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the registration statement covering such Registrable Securities and will otherwise cooperate with such Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters.

ARTICLE 6 — MISCELLANEOUS

     6.1 Fees and Expenses. Each of the parties hereto shall be responsible for their own expenses incurred in connection with the negotiation and Closing of the purchase and sale of Securities contemplated hereby, provided that, to the extent set forth in Section 3.1(m) hereof, the Company shall pay (or reimburse the Purchasers for) the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Purchasers in connection with the negotiation of the Transaction Documents and the Closing of the Transactions. The Company shall reimburse the Purchasers for up to $20,000 of their reasonable out-of-pocket expenses incurred in connection with the procedures in Section 5.1 hereof, including reasonable fees and expenses, if any, of one counsel or other advisors to all of the Purchasers upon delivery to the Company of reasonable documentation setting forth such out-of-pocket expenses.

     6.2 Binding Agreement; Assignment. This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Purchaser may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Company, which shall not be unreasonably withheld.

     6.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by written execution by all parties. By executing this Agreement below, each Purchaser agrees to be bound by all of the terms, provisions, warranties, covenants and conditions contained herein. Upon acceptance by the Company, this Agreement shall be binding on all parties hereto.

     6.4 Governing Law; Consent To Jurisdiction. EXCEPT AS TO MATTERS GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AND DECISIONS THEREUNDER OF THE DELAWARE COURTS APPLICABLE TO DELAWARE CORPORATIONS, WHICH SHALL BE GOVERNED BY SUCH LAWS AND DECISIONS, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF ILLINOIS. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified mail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:	Electric City Corp. 1280 Landmeier Road Elk Grove Village, Illinois 60007 Attn: Jeffrey Mistarz, Chief Financial Officer

with a copy (which shall not constitute notice hereunder) mailed to:

Schwartz, Cooper, Greenberger & Krauss, Chartered 180 North LaSalle Street, Suite 2700 Chicago, Illinois 60601 Attn: Andrew H. Connor, Esq.

or to such other person at such other place as the Company shall designate to the Purchasers in writing in accordance herewith; and if to any Purchaser, to such Purchaser, at its address as set forth at the end of this Agreement, or at such other address as such Purchaser designate to the Company in writing in accordance herewith.

     6.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     6.7 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[Balance of page intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELECTRIC CITY CORP.

By:	/s/ Jeffrey Mistarz

Name: Jeffrey Mistarz
Title: Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first above written:

SECURITY EQUITY FUND, MID CAP VALUE SERIES

By:	/s/ James P. Schier

Name: James P. Schier
Title: Vice President
Address:
One Security Place Topeka, Kansas 66636

Telephone:

Facsimile:

Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

UMBTRU for benefit of Security Mid Cap Growth Fund

Address of Nominee:
     UMB Bank, na
     928 Grand Blvd, 10th Floor
     Kansas City, MO 64106

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

AMEX Affiliation or Association of Purchaser, if any:

Accepted and agreed to as of the date first above written:

SBL FUND, SERIES V

By:	/s/ James P. Schier

Name: James P. Schier
Title: Vice President
Address:
One Security Place Topeka, Kansas 66636

Telephone:

Facsimile:

Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

UMBTRU for benefit of Security Equity Fund, Mid Cap Value Series

Address of Nominee:
      UMB Bank, na
      928 Grand Blvd, 10th Floor
      Kansas City, MO 64106

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

AMEX Affiliation or Association of Purchaser, if any:

Accepted and agreed to as of the date first above written:

SECURITY MID CAP GROWTH

By:	/s/ James P. Schier

Name: James P. Schier
Title: Vice President
Address:
One Security Place Topeka, Kansas 66636

Telephone:

Facsimile:

Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

UMBTRU for benefit of SBL Fund Series J

Address of Nominee:
     UMB Bank, na
     928 Grand Blvd, 10th Floor
     Kansas City, MO 64106

Taxpayer ID Number:                                        (if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

AMEX Affiliation or Association of Purchaser, if any:

Accepted and agreed to as of the date first above written:

SBL FUND, SERIES J

By:	/s/ James P. Schier

Name: James P. Schier
Title: Vice President
Address:
One Security Place Topeka, Kansas 66636

Telephone:

Facsimile:

Nominee (name in which Securities are to be registered, if different than name of the Purchaser)

UMBTRU for benefit of SBL Fund Series V

Address of Nominee:
      UMB Bank, na
      928 Grand Blvd, 10th Floor
      Kansas City, MO 64106

Taxpayer ID Number:
(if acquired in the name of a nominee, the Taxpayer ID number of such nominee)

AMEX Affiliation or Association of Purchaser, if any:

EACH PURCHASER EXECUTING THESE SECURITIES PURCHASE AGREEMENT SIGNATURE PAGES ON BEHALF OF ONE OR MORE MANAGED ACCOUNTS SHOULD PROVIDE THE NAME OF, AND FOREGOING INFORMATION WITH RESPECT TO, EACH SUCH MANAGED ACCOUNT.

SCHEDULE I

SCHEDULE OF INVESTORS

	Number of	Number of
Investor	Common Shares	Warrant Shares	Purchase Price
Security Equity Fund, Mid Cap Value Series [address] Telephone: (___)___-____ Facsimile: (___)___-____	1,265,000	442,750	$2,783.000
SBL Fund, Series V [address] Telephone: (___)___-____ Facsimile: (___)___-____ Email:	1,000,000	350,000	$2,200,000
Security Mid Cap Growth [address] Telephone: (___)___-____ Facsimile: (___)___-____ Email:	890,000	311,500	$1,958,000
SBL Fund, Series J [address] Telephone: (___)___-____ Facsimile: (___)___-____ Email:	1,845,000	645,750	$4,059,000

ANNEX I

INVESTOR QUESTIONNAIRE

     The Securities are being offered for sale to “accredited investors” as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”).

     The undersigned certifies that it (and the owner of each managed account on whose behalf Securities are being purchased by it) is an “accredited investor” because it is (check one or more items below):

i.	a bank as defined in section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity;

ii.	a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

iii.	a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

iv.	an insurance company as defined in section 2(13) of the Act;

v.	an investment company registered under the Investment Company Act 1940, as amended (the “1940 Act”);

vi.	a business development company as defined in section 2(a)(48) of the 1940 Act;

vii.	a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

viii.	a plan established and maintained by a state or its political subdivision for the benefit of its employees, provided that such plan has total assets in excess of $5,000,000;

ix.	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered, investment adviser or provided that the employee benefit plan has total assets in excess of $5,000,000; or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

x.	a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

xi.	an organization described in section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

xii.	a director or executive officer, or general partner of the Company;

xiii.	a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

xiv.	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, and the purchase of the Securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act;

xv.	a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

xvi.	a natural person who had an individual income in excess of $200,000 in each of 2002 and 2003 or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in 2004;

xvii.	an entity in which all of the equity owners are accredited investors (described in any of (i)-(xvi) above).

INVESTOR:	[name]

By:

Name:

Title:

SELLING STOCKHOLDER’S QUESTIONNAIRE

ELECTRIC CITY CORP.

Information furnished by:

(Please Print Name)

     Electric City Corp. (the “Company”) intends to file a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933 with the Securities and Exchange Commission (the “Commission”) for a proposed public offering of shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) to be sold by the undersigned, (the “Selling Stockholder”). The purpose of this questionnaire is to obtain certain information from the Selling Stockholder for use in the Registration Statement and prospectus contained therein. Exhibit A to this Questionnaire contains certain definitions that should be read before completing the Questionnaire.

     Please complete (using separate sheets if necessary), date, sign and return this Questionnaire to Jeffrey Mistarz, CFO, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, IL 60007 (847) 437-1666, no later than                    , 2004. Please answer every question. If the answer to any question is “no” or “none,” please so state.

* * * * *

THE QUESTIONNAIRE

1. Please set forth below your name and address exactly as it should appear in the Registration Statement.

Name:

Address:

2. Please state the nature of any position, office or other material relationship that the person listed above under Question No. 1 (or any officer, director, partner or employee, as applicable) now has or has had during the last 3 years with the Company or any of its affiliates.

3. List the total number of shares of Common Stock and other securities of the Company that you beneficially own: Please carefully read the definitions in Exhibit A attached hereto, particularly the definition of “beneficial ownership” before completing this question.

Number of shares of Common Stock:

Other securities of the Company:

     If you are the sole direct beneficial owner of all shares and securities listed above, please initial the space provided below. If you share beneficial ownership of any of the shares of Common Stock or other securities of the Company listed above with any other person, please describe the nature of such relationship in the space below.

If sole direct beneficial owner, please initial:

If not, please explain:

4. If you have made any agreement to sell any securities of the Company, or if you will make any sale or agreement to sell any such securities before the effectiveness of the Registration Statement (excluding the sale of your shares pursuant to the Registration Statement), please state below the number of such shares sold or to be sold by you, the name(s) of the purchaser(s), and the consideration received or to be received by you for such shares.

5. (a) Please state whether you have valid and marketable title to the Common Stock (including any shares to be acquired pursuant to exercise of Warrants) to be sold by you, free and clear of any liens, encumbrances, equities and claims, and have full right, power and authority to sell, transfer and deliver such Common Stock.

Yes                     No

     (b) If the answer to any part of the preceding question 5(a) is negative, please explain.

     I/We have supplied the above information at the request of the Company for use in the preparation of the Registration Statement in connection with the public resale of shares of Common Stock.

     IF, AT ANY TIME PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, ANY OF THE INFORMATION SET FORTH IN MY/OUR RESPONSES TO THIS QUESTIONNAIRE CHANGES DUE TO PASSAGE OF TIME, OR ANY DEVELOPMENT OCCURS WHICH REQUIRES A CHANGE IN MY/OUR ANSWER, OR MY/OUR ANSWER FOR ANY OTHER REASON BECOMES INCORRECT, I/WE WILL PROMPTLY FURNISH TO THE PERSON TO WHOM A COPY OF THIS QUESTIONNAIRE IS TO BE SENT AT THE ADDRESS SHOWN ON PAGE 1 ANY NECESSARY OR APPROPRIATE CORRECTING INFORMATION. OTHERWISE, THE COMPANY IS TO UNDERSTAND THAT THE ABOVE INFORMATION CONTINUES TO BE, TO THE BEST OF MY/OUR KNOWLEDGE, INFORMATION AND BELIEF, COMPLETE AND CORRECT AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     I/We hereby confirm that I/we will not, directly or indirectly, either alone or with other persons, bid for or purchase for any account in which I/we have a beneficial interest, any shares of Common Stock, or take any action for the purpose or which might have the effect of stabilizing the market price of the Common Stock, until the distribution of the Common Stock pursuant to the Registration Statement has been completed, in any such case in a manner that violates Regulation M under the Exchange Act.

Signature	Title*

Please Print Name

Dated:                    , 200__

* If you are executing this Questionnaire on behalf of a corporation (or other legal entity) or as an executor or custodian or in any other representative capacity, please state the exact title of the capacity in which you are acting.

EXHIBIT A — DEFINITIONS

     Before you complete the Questionnaire, please carefully review the following definitions of various terms used in the Questionnaire.

1. Affiliate. An “affiliate” of a specified person is a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

2. Beneficial Ownership. “Beneficial ownership” has been very broadly defined by the Securities and Exchange Commission to encompass many situations that might not be thought to confer ownership in the usual sense. Therefore carefully read the following discussion. If you are uncertain as to whether you beneficially own securities, please resolve your doubts in favor of disclosing the securities in question on the Questionnaire. Space is specifically provided in the Questionnaire for a disclaimer of beneficial ownership.

     In general, you are a beneficial owner of a security if you, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, have or share either: (1) voting power, which includes the power to vote, or to direct the voting of, such security; or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. It must be emphasized that the possession of either voting power or investment power, whether or not shared, and whether exercised directly or indirectly, suffices to confer beneficial ownership. It is not a matter of legal title or authority but a question of fact that can go behind legal forms. As a result of these rules several people can be beneficial owners of the same securities.

     A person is also deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of the security within 60 days, whether through the exercise of any option, warrant or right (including options traded on option exchanges) the conversion of securities, or pursuant to a power to revoke a trust, discretionary account or similar arrangement.

     Securities held in the name of your spouse, your minor children, or any relative of yours or of your spouse who is living in your home normally should be considered as beneficially owned by you. The final determination of beneficial ownership is determined in the light of all the facts of a particular case. Remember, you can include securities in this Questionnaire and disclaim beneficial ownership of such securities.

3. Control. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

4. Material. The term “material”, as related to your interest in various transactions, should be understood to mean an interest that is of such materiality that a substantial likelihood exists that a reasonable shareholder would consider it important in deciding how to vote. This does not mean that there is a substantial likelihood that disclosure of an omitted fact would cause a reasonable shareholder to change his vote, but rather that the omitted fact would have assumed actual significance in his deliberations.

5. Person. The term “person” should be understood to mean any individual, company, or individuals and companies acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of an issuer.

ANNEX II

FORM OF OPINION OF COUNSEL

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. Great Lakes Controlled Energy Corporation (the “Subsidiary”) is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. Each of the Company and the Subsidiary is duly qualified as a foreign corporation in the State of Illinois and in each other jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it, as applicable, makes such qualification necessary except where such nonqualification or lack of good standing would not have a material adverse effect on the business of the Company and the Subsidiary, taken as a whole.

     3. The Company has corporate power and authority (a) to execute and deliver each of the Transaction Documents, (b) to issue, sell and deliver the Securities pursuant to the terms of the Securities Purchase Agreement, and (c) to perform its obligations under each of the Transaction Documents.

     4. The execution, delivery and performance of the Transaction Documents has been approved by all necessary corporate action on the part of the Company.

     5. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and each constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     6. The definitive certificates evidencing the shares of Common Stock (collectively, the “Common Shares”) to be delivered under the Securities Purchase Agreement are in proper form under Delaware law, have been duly authorized by the Board of Directors of the Company and, when signed by the Company and duly countersigned by the Company’s transfer agent and registrar and delivered to you against payment of the agreed consideration in accordance with the provisions of the Securities Purchase Agreement, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable, and to our knowledge, free of preemptive rights, co-sale rights, rights of first refusal or similar rights imposed by law, agreement or the Company’s Articles of By-laws.

     7. The shares of Common Stock which are initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance with respect to such matters and when issued and paid for upon exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable, and to our knowledge, free of preemptive rights, co-sale rights, rights of first refusal or similar rights imposed by law, agreement or the Company’s Articles of By-laws.

     8. The execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents, including, without limitation, the issuance of the Common Shares as of the date hereof do not;

     (a) conflict with or result in the violation by the Company of its Certificate of Incorporation or By-laws;

     (b) to our knowledge, conflict with or result in a breach of or a default by the Company or the Subsidiary under any agreement which is listed on Schedule E hereto or under any court order or decree; or

     (c) conflict with or violate any law or published regulation applicable to the Company or the Subsidiary.

     9. The issuance, sale and delivery of the Warrants and the issue, sale and delivery of the shares of Common Stock by the Company pursuant to the terms of the Securities Purchase Agreement, including upon exercise of the Warrants, do not require the registration of such securities under the Securities Act of 1933, as amended.

     10. Other than as disclosed in the Transaction Documents, the execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents do not require the consent, approval or authorization of any court, regulatory, administrative or other governmental body that is normally applicable to transactions of the type contemplated by the Securities Purchase Agreement which consent or approval has not been obtained and is in full force and effect or which consent or approval has been waived in writing which waiver is in full force and effect.

     11. As of the date hereof, there are no legal or governmental actions, suits or proceedings pending, or to our knowledge threatened, against the Company or the Subsidiary (i) pertaining to the validity or enforceability of each of the Transaction Documents, or (ii) seeking to enjoin or otherwise prevent the consummation of the transactions contemplated by the Securities Purchase Agreement and the other Transaction Documents.

     12. We have participated with officers of the Company in the preparation of the Commission Documents and during the course of such participation, no facts came to our attention that caused us to believe that the Commission Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at that time, or that the Commission Documents and each amendment thereto, as of the respective dates they were filed or as of the date of this opinion contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial data included in or omitted from the Commission Documents.

     13. We have participated in conferences with officers of the Company at which the contents of the Securities Purchase Agreement and related matters were discussed and during the course of such participation, no facts came to our attention that caused us to believe that the Securities Purchase Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at that time, or that the Securities Purchase Agreement, as of its date or as of the date of this opinion, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ANNEX III

WIRE INSTRUCTIONS

Each Purchaser’s purchase price for Securities shall be wired to:

Bank:	American Chartered Bank 1199 E. Higgins Road Schaumburg, IL 60173

ABA#:	071925046

For Credit to: Electric City Corp., Acct. #